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                                                                    Exhibit 23.2


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 28, 2000, except as it relates to the change in accounting for certain inventories described in Note 1, which is as of January 17, 2001, relating to the Bush Boake Allen Inc. financial statements, which appears in the Current Report on Form 8-K/A of International Flavors & Fragrances Inc. dated January 17, 2001.




/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 26, 2001